UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2009

optionsXpress Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-630-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 09, 2009, the Company entered into a separation agreement with Benjamin Morof, Executive Vice President, Chief Compliance Officer and General Counsel of optionsXpress Holdings, Inc. ("optionsXpress"), effective March 14, 2009. This separation agreement provides for:

• cash payments totaling $434,000 to be paid equally over twelve months, which includes (i) twelve months' severance pay at the monthly rate of his current Base Salary; and (ii) a Termination Bonus
• medical coverage for twelve months following the date of his separation (provided that such coverage shall terminate if he becomes eligible for employer-provided medical coverage during such time)
• pro-rata cash bonus for 2009 based on his service period in 2009 of $21,587, to be paid when executive bonuses for 2009 are paid by optionsXpress
• acceleration of vesting of 704 deferred shares and 5,418 options

The separation agreement contains a one-year non-competition and non-solicitation covenant, as well as a customary confidentiality covenant.

Terms not defined herein shall have the meaning as set forth in the separation agreement. The summary above does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the separation agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

optionsXpress Holdings, Inc.

March 12, 2009	By:	/s/ Adam DeWitt

Name: Adam DeWitt
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement for Benjamin Morof